Exhibit 99.1

FOR IMMEDIATE RELEASE

February 25, 2014

Huron Consulting Group Announces

Fourth Quarter and Full Year 2013 Financial Results

Board Appoints COO and Authorizes $50 Million Share Repurchase Program

Fourth Quarter 2013 Highlights:

•	Record quarterly revenues in Q4 2013 were $211.3 million, an increase of 16.9%, compared to $180.8 million in Q4 2012.

•	Operating income for Q4 2013 increased 6.8% to $36.9 million compared to $34.5 million in Q4 2012.

•	Adjusted EBITDA(7), a non-GAAP measure, increased 8.9% to $44.6 million in Q4 2013 compared to $41.0 million in Q4 2012.

•	Diluted earnings per share from continuing operations for Q4 2013 rose 15.7% to $0.96 compared to $0.83 in Q4 2012.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, rose 16.7% to $1.05 in Q4 2013 compared to $0.90 in Q4 2012.

Full Year 2013 Highlights and 2014 Guidance:

•	Revenues for full year 2013 increased 15.1% to $720.5 million compared to $626.0 million for full year 2012.

•	Diluted earnings per share from continuing operations for full year 2013 rose 81.4% to $2.92 compared to $1.61 for full year 2012.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, rose 26.5% to $2.96 in 2013 compared to $2.34 in 2012.

•	The Company provides 2014 full year revenue guidance in a range of $765.0 million to $795.0 million.

Executive Appointment and $50 Million Share Repurchase Program:

•	C. Mark Hussey, currently Chief Financial Officer, will also assume the role of Chief Operating Officer.

•	Board authorizes $50 million share repurchase program.

CHICAGO – February 25, 2014 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced its financial results for the fourth quarter and full year ended December 31, 2013.

“We are pleased with our record fourth quarter and full year financial performance in 2013. Our strong finish to the year was driven by higher than expected performance-based fees in our Huron Healthcare segment, the result of delivering exceptional value to our hospital clients and exceeding our clients’ expectations,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “Huron continues to be a leader in providing strategic, operational, and technology services. We anticipate solid demand across all of our business segments in 2014, and we believe that our markets will continue to provide attractive growth opportunities.”

Fourth Quarter 2013 Results

Record quarterly revenues for the fourth quarter of 2013 were $211.3 million, an increase of 16.9%, compared to $180.8 million for the fourth quarter of 2012. The Company’s fourth quarter 2013 operating income was $36.9 million compared to $34.5 million in the fourth quarter of 2012. Net income from continuing operations was $22.1 million, or $0.96 per diluted share, for the fourth quarter of 2013 compared to $18.6 million, or $0.83 per diluted share, for the same period last year.

Fourth quarter 2013 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(7) rose 9.1% to $43.9 million, compared to $40.2 million in the comparable quarter last year.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2013	2012
Amortization of intangible assets	$2,451	$1,838
Restructuring charges	$165	$751
Litigation settlement loss	$575	$—
Tax effect	$(1,276)	$(1,036)

Adjusted EBITDA(7) was $44.6 million, or 21.1% of revenues, in the fourth quarter of 2013 compared to $41.0 million, or 22.7% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(7) was $24.0 million, or $1.05 per diluted share, for the fourth quarter of 2013 compared to $20.2 million, or $0.90 per diluted share, for the comparable period in 2012.

The average number of full-time billable consultants(1) was 1,668 in the fourth quarter of 2013 compared to 1,470 in the same quarter last year. Full-time billable consultant utilization rate(2) was 75.0% during the fourth quarter of 2013 compared with 76.3% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $272 for the fourth quarter of 2013 compared to $246 for the fourth quarter of 2012. The average number of full-time equivalent professionals(4) was 1,312 in the fourth quarter of 2013 compared to 1,396 in the comparable period in 2012.

Full Year 2013 Results

Revenues increased 15.1% to $720.5 million for the full year 2013 compared to $626.0 million for the full year 2012. The Company’s operating income for the full year 2013 was $119.9 million, an increase of 63.3%, compared to $73.4 million for the full year 2012. Net income from continuing operations increased 84.9% to $66.5 million, or $2.92 per diluted share, for the full year 2013 compared to $36.0 million, or $1.61 per diluted share, for the full year 2012. Net income increased 82.4% to $66.4 million, or $2.92 per diluted share, for the full year 2013 compared to $36.4 million, or $1.63 per diluted share, for the full year 2012.

EBITDA(7) increased 49.8% to $143.5 million for the full year 2013 compared to $95.8 million for the full year 2012.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2013	2012
Amortization of intangible assets	$6,798	$6,987
Restructuring charges	$761	$4,004
Restatement related expenses	$—	$1,785
Litigation and other settlement (gains) losses	$(5,875)	$1,150
Goodwill impairment charge	$—	$13,083
Tax effect	$(674)	$(10,737)

Adjusted EBITDA(7) was $138.4 million, or 19.2% of revenues, for the full year 2013 compared to $115.8 million, or 18.5% of revenues, for the full year 2012. Adjusted net income from continuing operations(7) was $67.5 million, or $2.96 per diluted share, for the full year 2013 compared to $52.2 million, or $2.34 per diluted share, for the full year 2012.

The average number of full-time billable consultants(1) increased 13.4% to 1,565 for the full year 2013 compared to 1,380 for the full year 2012. Full-time billable consultant utilization rate(2) was 75.9% for the full year 2013 compared with 75.6% for the full year 2012. Average billing rate per hour for full-time billable consultants(3) was $233 for the full year 2013 compared to $225 for the full year 2012. The average number of full-time equivalent professionals(4) was 1,161 for the full year 2013 compared to 1,146 for the full year 2012.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

The Company’s year-to-date revenues by operating segment as a percentage of total Company revenues are as follows: Huron Healthcare (50%); Huron Legal (25%); Huron Education and Life Sciences (21%); and Huron Financial (4%). Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-K filing for the year ended December 31, 2013. Effective January 1, 2014, the Huron Financial segment name was changed to Huron Business Advisory.

Acquisitions

On September 19, 2013, Huron entered into an agreement to acquire the assets of Blue Stone International, LLC, a provider of professional services supporting Oracle enterprise performance management, information management and business intelligence solutions. The transaction closed on October 1, 2013. Revenues for 2013 included $4.7 million from our fourth quarter acquisition of Blue Stone.

On December 19, 2013, Huron entered into an agreement to acquire the assets of The Frankel Group Associates LLC, a leading life sciences consulting firm. The transaction closed as of January 1, 2014.

Executive Appointment

Effective today, C. Mark Hussey will take on the additional title of Chief Operating Officer. Hussey’s new title will be Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer.

“Mark joined Huron in July 2011, and since that time, he has made a tremendous contribution to the growth and success of our Company,” said Roth. “Mark has gained the highest level of respect from the practices and within the corporate staff, enabling him to be efficient and effective in helping me execute our strategic and operational plans. I take great pleasure in promoting Mark to his new position, particularly because it comes fully supported by our market-facing and corporate personnel, all of whom clearly recognize the value that he brings to Huron.”

Share Repurchase Program

The Company’s Board of Directors has authorized a share repurchase program pursuant to which the Company may, from time to time, repurchase up to $50 million of its common stock through February 28, 2015. The amount and timing of the repurchases will be determined by management and will depend on a variety of factors, including the trading price of the Company’s common stock, general market and business conditions, and applicable legal requirements.

Outlook for 2014

Based on currently available information, the Company provided guidance for full year 2014 revenues before reimbursable expenses in a range of $765.0 million to $795.0 million. The Company also anticipates EBITDA(8) in a range of $141.0 million to $149.5 million, Adjusted EBITDA(8) in a range of $141.5 million to $150.0 million, GAAP diluted earnings per share in a range of $2.80 to $3.00, and non-GAAP adjusted diluted earnings per share(8) in a range of $3.00 to $3.20.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Fourth Quarter and Full Year 2013 Webcast

The Company will host a webcast to discuss its financial results today, February 25, 2014, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(7)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 425 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 350 universities and research institutions. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our forthcoming Annual Report on Form 10-K for the year ended December 31, 2013, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues and reimbursable expenses:
Revenues	$211,344	$180,765	$720,522	$625,961
Reimbursable expenses	16,266	13,944	67,267	55,764

Total revenues and reimbursable expenses	227,610	194,709	787,789	681,725
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	128,455	106,942	443,539	384,884
Amortization of intangible assets and software development costs	1,084	738	3,091	3,809
Reimbursable expenses	16,320	13,964	67,320	55,772

Total direct costs and reimbursable expenses	145,859	121,644	513,950	444,465

Operating expenses and other operating gains:
Selling, general and administrative expenses	38,231	32,829	138,538	125,266
Restructuring charges	165	751	761	4,004
Restatement related expenses	—	—	—	1,785
Litigation and other settlement (gains) losses	575	—	(5,875)	1,150
Depreciation and amortization	5,886	4,944	20,510	18,529
Goodwill impairment charge	—	—	—	13,083

Total operating expenses and other operating gains	44,857	38,524	153,934	163,817

Operating income	36,894	34,541	119,905	73,443
Other income (expense), net:
Interest expense, net of interest income	(1,418)	(2,030)	(6,518)	(8,223)
Other income, net	287	122	252	428

Total other expense, net	(1,131)	(1,908)	(6,266)	(7,795)

Income from continuing operations before income tax expense	35,763	32,633	113,639	65,648
Income tax expense	13,644	13,988	47,176	29,695

Net income from continuing operations	22,119	18,645	66,463	35,953
Income (loss) from discontinued operations, net of tax	1	(43)	(30)	475

Net income	$22,120	$18,602	$66,433	$36,428

Net earnings per basic share:
Net income from continuing operations	$0.99	$0.85	$2.98	$1.64
Income (loss) from discontinued operations, net of tax	—	—	—	0.02

Net income	$0.99	$0.85	$2.98	$1.66

Net earnings per diluted share:
Net income from continuing operations	$0.96	$0.83	$2.92	$1.61
Income (loss) from discontinued operations, net of tax	—	—	—	0.02

Net income	$0.96	$0.83	$2.92	$1.63

Weighted average shares used in calculating earnings per share:
Basic	22,409	21,976	22,322	21,905
Diluted	22,973	22,399	22,777	22,285

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$58,131	$25,162
Receivables from clients, net	123,750	97,510
Unbilled services, net	55,125	47,232
Income tax receivable	270	192
Deferred income taxes, net	15,498	14,751
Prepaid expenses and other current assets	19,740	15,525

Total current assets	272,514	200,372
Property and equipment, net	38,742	33,805
Other non-current assets	16,485	15,322
Intangible assets, net	21,222	18,879
Goodwill	536,637	519,522

Total assets	$885,600	$787,900

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,185	$8,461
Accrued expenses	19,180	17,692
Accrued payroll and related benefits	97,677	61,672
Bank borrowings, current portion	25,000	—
Accrued consideration for business acquisitions, current portion	5,177	5,640
Income tax payable	2,917	7,872
Deferred revenues	15,248	15,388

Total current liabilities	173,384	116,725
Non-current liabilities:
Deferred compensation and other liabilities	5,360	6,973
Bank borrowings, net of current portion	143,750	192,500
Deferred lease incentives	12,355	6,936
Deferred income taxes, net	20,487	14,560
Accrued consideration for business acquisitions, net of current portion	—	4,885

Total non-current liabilities	181,952	225,854

Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,246,565 and 24,793,327 shares issued at December 31, 2013 and December 31, 2012, respectively	245	240
Treasury stock, at cost, 1,993,769 and 1,880,809 shares at December 31, 2013 and December 31, 2012, respectively	(88,091)	(83,715)
Additional paid-in capital	443,144	420,825
Retained earnings	175,763	109,330
Accumulated other comprehensive loss	(797)	(1,359)

Total stockholders’ equity	530,264	445,321

Total liabilities and stockholders’ equity	$885,600	$787,900

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$66,433	$36,428
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,609	25,251
Share-based compensation	18,347	15,651
Allowances for doubtful accounts and unbilled services	4,411	(4,935)
Deferred income taxes	4,683	(521)
Goodwill impairment charge	—	13,083
Changes in operating assets and liabilities, net of businesses acquired:
(Increase) decrease in receivables from clients	(21,731)	19,713
(Increase) decrease in unbilled services	(11,932)	4,333
(Increase) decrease in current income tax receivable / payable, net	(5,027)	27,078
(Increase) decrease in other assets	1,189	2,615
Increase (decrease) in accounts payable and accrued liabilities	1,514	(10,226)
Increase (decrease) in accrued payroll and related benefits	34,724	(5,676)
Increase (decrease) in deferred revenues	(962)	(20,430)

Net cash provided by operating activities	115,258	102,364

Cash flows from investing activities:
Purchases of property and equipment, net	(20,225)	(17,521)
Net investment in life insurance policies	(1,002)	(600)
Purchases of businesses, net of cash acquired	(30,297)	(55,223)
Capitalization of internally developed software	(1,572)	(895)
Proceeds from note receivable	438	—

Net cash used in investing activities	(52,658)	(74,239)

Cash flows from financing activities:
Proceeds from exercise of stock options	198	276
Shares redeemed for employee tax withholdings	(1,449)	(4,438)
Tax benefit from share-based compensation	2,354	1,585
Proceeds from borrowings under credit facility	96,000	273,000
Repayments on credit facility	(119,750)	(274,000)
Payments for debt issue costs	(1,155)	(2,482)
Payments of capital lease obligations	(19)	(12)
Deferred payment for purchase of property and equipment	(471)	—
Deferred acquisition payments	(5,356)	(2,000)

Net cash used in financing activities	(29,648)	(8,071)

Effect of exchange rate changes on cash	17	28
Net increase in cash and cash equivalents	32,969	20,082
Cash and cash equivalents at beginning of the period	25,162	5,080

Cash and cash equivalents at end of the period	$58,131	$25,162

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2013	2012
Huron Healthcare:
Revenues	$114,118	$87,591	30.3%
Operating income	$50,430	$41,086	22.7%
Segment operating income as a percentage of segment revenues	44.2%	46.9%
Huron Legal:
Revenues	$51,098	$51,475	(0.7)%
Operating income	$13,095	$10,828	20.9%
Segment operating income as a percentage of segment revenues	25.6%	21.0%
Huron Education and Life Sciences:
Revenues	$40,638	$36,054	12.7%
Operating income	$7,226	$10,232	(29.4)%
Segment operating income as a percentage of segment revenues	17.8%	28.4%
Huron Financial:
Revenues	$4,906	$5,198	(5.6)%
Operating income (loss)	$(716)	$229	N/M
Segment operating income (loss) as a percentage of segment revenues	(14.6)%	4.4%
All Other:
Revenues	$584	$447	30.6%
Operating loss	$(555)	$(314)	76.8%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$211,344	$180,765	16.9%
Reimbursable expenses	16,266	13,944	16.7%

Total revenues and reimbursable expenses	$227,610	$194,709	16.9%

Statement of Earnings reconciliation:
Segment operating income	$69,480	$62,061	12.0%
Items not allocated at the segment level:
Other operating expenses and gains	26,700	22,576	18.3%
Depreciation and amortization expense	5,886	4,944	19.1%

Total operating income	36,894	34,541	6.8%
Other expense, net	1,131	1,908	(40.7)%

Income from continuing operations before income tax expense	$35,763	$32,633	9.6%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare (5)	966	856	12.9%
Huron Legal	141	139	1.4%
Huron Education and Life Sciences	504	413	22.0%
Huron Financial	64	62	3.2%

Total (5)	1,675	1,470	13.9%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare (5)	954	857
Huron Legal	142	136
Huron Education and Life Sciences	508	413
Huron Financial	64	64

Total (5)	1,668	1,470

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended December 31,
Other Operating Data (excluding All Other):	2013	2012
Full-time billable consultant utilization rate (2):
Huron Healthcare (5)	81.5%	80.4%
Huron Legal	69.6%	63.7%
Huron Education and Life Sciences	66.8%	74.3%
Huron Financial	53.8%	59.9%
Total (5)	75.0%	76.3%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare (5)	$297	$263
Huron Legal	$271	$220
Huron Education and Life Sciences	$211	$210
Huron Financial	$294	$291
Total (5)	$272	$246
Revenue per full-time billable consultant (in thousands):
Huron Healthcare (5)	$114	$95
Huron Legal	$82	$60
Huron Education and Life Sciences	$65	$71
Huron Financial	$74	$80
Total (5)	$95	$85
Average number of full-time equivalents (for the period) (4):
Huron Healthcare (5)	51	54
Huron Legal	1,216	1,298
Huron Education and Life Sciences	43	43
Huron Financial	2	1

Total (5)	1,312	1,396
Revenue per full-time equivalent (in thousands):
Huron Healthcare (5)	$107	$106
Huron Legal	$32	$33
Huron Education and Life Sciences	$172	$160
Huron Financial	$106	$52
Total (5)	$40	$40

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2013	2012
Huron Healthcare:
Revenues	$358,766	$288,762	24.2%
Operating income	$141,870	$110,864	28.0%
Segment operating income as a percentage of segment revenues	39.5%	38.4%
Huron Legal:
Revenues	$182,394	$184,918	(1.4)%
Operating income	$41,964	$44,317	(5.3)%
Segment operating income as a percentage of segment revenues	23.0%	24.0%
Huron Education and Life Sciences:
Revenues	$148,304	$129,427	14.6%
Operating income	$35,898	$38,283	(6.2)%
Segment operating income as a percentage of segment revenues	24.2%	29.6%
Huron Financial:
Revenues	$29,974	$22,019	36.1%
Operating income	$7,279	$1,888	285.5%
Segment operating income as a percentage of segment revenues	24.3%	8.6%
All Other:
Revenues	$1,084	$835	29.8%
Operating loss	$(1,256)	$(2,285)	(45.0)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$720,522	$625,961	15.1%
Reimbursable expenses	67,267	55,764	20.6%

Total revenues and reimbursable expenses	$787,789	$681,725	15.6%

Statement of Earnings reconciliation:
Segment operating income	$225,755	$193,067	16.9%
Items not allocated at the segment level:
Other operating expenses and gains	85,340	88,012	(3.0)%
Depreciation and amortization expense	20,510	18,529	10.7%
Goodwill impairment charge(6)	—	13,083	(100.0)%

Total operating income	119,905	73,443	63.3%
Other expense, net	6,266	7,795	(19.6)%

Income from continuing operations before income tax expense	$113,639	$65,648	73.1%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare (5)	966	856	12.9%
Huron Legal	141	139	1.4%
Huron Education and Life Sciences	504	413	22.0%
Huron Financial	64	62	3.2%

Total (5)	1,675	1,470	13.9%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare (5)	907	819
Huron Legal	146	126
Huron Education and Life Sciences	450	368
Huron Financial	62	67

Total (5)	1,565	1,380

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data (excluding All Other):	2013	2012
Full-time billable consultant utilization rate (2):
Huron Healthcare (5)	83.0%	79.5%
Huron Legal	60.8%	67.4%
Huron Education and Life Sciences	66.7%	73.1%
Huron Financial	73.7%	56.3%
Total (5)	75.9%	75.6%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare (5)	$233	$224
Huron Legal	$248	$240
Huron Education and Life Sciences	$214	$212
Huron Financial	$329	$302
Total (5)	$233	$225
Revenue per full-time billable consultant (in thousands):
Huron Healthcare (5)	$369	$325
Huron Legal	$272	$299
Huron Education and Life Sciences	$269	$295
Huron Financial	$460	$318
Total (5)	$335	$314
Average number of full-time equivalents (for the period) (4):
Huron Healthcare (5)	53	57
Huron Legal	1,062	1,054
Huron Education and Life Sciences	44	33
Huron Financial	2	2

Total (5)	1,161	1,146
Revenue per full-time equivalent (in thousands):
Huron Healthcare (5)	$449	$396
Huron Legal	$135	$140
Huron Education and Life Sciences	$612	$643
Huron Financial	$543	$350
Total (5)	$168	$168

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(5)	Effective January 1, 2013, a group within the Huron Healthcare segment that provides post-implementation services that was previously classified as full-time equivalents is now classified as full-time billable consultants due to the evolving nature of the services that they offer. Prior periods have been revised to reflect this change.
(6)	The goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.

N/M – Not meaningful

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues	$211,344	$180,765	$720,522	$625,961

Net income from continuing operations	$22,119	$18,645	$66,463	$35,953
Add back:
Income tax expense	13,644	13,988	47,176	29,695
Interest and other expenses	1,131	1,908	6,266	7,795
Depreciation and amortization	6,970	5,682	23,601	22,338

Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	43,864	40,223	143,506	95,781
Add back:
Restructuring charges	165	751	761	4,004
Restatement related expenses	—	—	—	1,785
Litigation and other settlement (gains) losses	575	—	(5,875)	1,150
Goodwill impairment charge	—	—	—	13,083

Adjusted EBITDA (7)	$44,604	$40,974	$138,392	$115,803

Adjusted EBITDA as a percentage of revenues (7)	21.1%	22.7%	19.2%	18.5%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net income from continuing operations	$22,119	$18,645	$66,463	$35,953

Weighted average shares – diluted	22,973	22,399	22,777	22,285
Diluted earnings per share from continuing operations	$0.96	$0.83	$2.92	$1.61

Add back:
Amortization of intangible assets	2,451	1,838	6,798	6,987
Restructuring charges	165	751	761	4,004
Restatement related expenses	—	—	—	1,785
Litigation and other settlement (gains) losses	575	—	(5,875)	1,150
Goodwill impairment charge	—	—	—	13,083
Tax effect	(1,276)	(1,036)	(674)	(10,737)

Total adjustments, net of tax	1,915	1,553	1,010	16,272

Adjusted net income from continuing operations (7)	$24,034	$20,198	$67,473	$52,225

Adjusted diluted earnings per share from continuing operations (7)	$1.05	$0.90	$2.96	$2.34

(7)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations, and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2014 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)

(In millions)

(Unaudited)

	Year Ending December 31, 2014
	Guidance Range
	Low	High
Projected revenues – GAAP	$765.0	$795.0

Projected net income from continuing operations – GAAP	$65.0	$69.5
Add back:
Income tax expense	46.0	50.0
Interest and other expenses	5.0	5.0
Depreciation and amortization	25.0	25.0

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (8)	141.0	149.5
Add back:
Restructuring charges	0.5	0.5

Projected adjusted EBITDA (8)	$141.5	$150.0

Projected adjusted EBITDA as a percentage of projected revenues (8)	18.5%	18.9%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8)

(In millions)

(Unaudited)

	Year Ending December 31, 2014
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP	$65.0	$69.5

Projected diluted earnings per share from continuing operations – GAAP	$2.80	$3.00

Add back:
Amortization of intangible assets	7.0	7.0
Restructuring charges	0.5	0.5
Tax effect	(3.0)	(3.0)

Total adjustments, net of tax	4.5	4.5
Projected adjusted net income from continuing operations (8)	$69.5	$74.0

Projected adjusted diluted earnings per share from continuing operations (8)	$3.00	$3.20

(8)	In evaluating the Company’s outlook, management uses Projected EBITDA, Projected adjusted EBITDA, Projected adjusted EBITDA as a percentage of revenues, Projected adjusted net income from continuing operations, and Projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to Projected net income from continuing operations and Projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.